EXHIBIT 99.1

Solésence, Inc. Announces Appointment of New Independent Director

Marc James to Join Board of Directors and Serve on Audit, Compensation, and Nominating Committees

ROMEOVILLE, Ill., April 27, 2026 (GLOBE NEWSWIRE) -- Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced the appointment of Marc James to its Board of Directors as an independent director, effective immediately. James will also serve as a member of the Company’s Audit Committee, Compensation Committee, and Nominating Committee.

The appointment reflects Solésence’s continued focus on maintaining its strong corporate governance and enhancing board expertise as the Company advances its Transform & Transcend strategic initiative and long-term growth objectives.

“We are pleased to welcome Marc to the Solésence Board of Directors,” said Kevin Cureton, President and Chief Executive Officer of Solésence. “Marc brings valuable leadership experience, strategic insight, and deep capital markets expertise. As we continue scaling our business, expanding relationships with brand partners, and executing against our growth strategy, his perspective will be a meaningful asset to our Board and shareholders.”

James is an accomplished executive with deep experience in global financial markets, having served in senior managing director roles advising corporate clients on capital markets activities, interest rate risk management, and financing strategies. His background spans finance, strategy, and governance, making him well-positioned to contribute to Solésence’s next phase of growth.

“I am honored to join the Solésence Board at such an exciting time for the Company,” said James. “Solésence has established a differentiated position at the intersection of beauty, skin health, and innovation. I look forward to working with the Board and management team to help build on the Company’s momentum and create long-term value for shareholders.”

Janet Whitmore, Chair of the Board of Solésence, added, “Marc’s appointment further expands the breadth of expertise of our Board. We look forward to his contributions as a member of the Audit, Compensation, and Nominating Committees as we remain focused on disciplined execution, operational excellence, and sustainable profitable growth.”

About Solésence, Inc.
Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability – empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2026. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com